UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 18, 2016

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2016 Annual Meeting of Stockholders of PetroQuest Energy, Inc. (the “Company”) held on May 18, 2016 (the “2016 Annual Meeting”), the Company’s stockholders authorized the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-8, within one year from the date of the 2016 Annual Meeting, with the exact ratio to be determined by the Board of Directors. Following the 2016 Annual Meeting, the Board of Directors approved an amendment to the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the “Reverse Split Amendment”). The Reverse Split Amendment was filed with the Secretary of State of the State of Delaware on May 18, 2016. A copy of the Reverse Split Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The forgoing description of the Reverse Split Amendment does not purport to be complete and is qualified in its entirety by reference to such document.

Also at the 2016 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to provide that stockholders may remove any director, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock then entitled to vote at an election of directors (the “Director Removal Amendment”). The Director Removal Amendment was filed with the Secretary of State of the State of Delaware on May 18, 2016. A copy of the Director Removal Amendment is filed as Exhibit 3.2 hereto and is incorporated herein by reference. The forgoing description of the Director Removal Amendment does not purport to be complete and is qualified in its entirety by reference to such document.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the holders of the Company’s common stock for a vote at the 2016 Annual Meeting:

1.    The election of six nominees to the Board of Directors;

2.	The adoption of the 2016 Long Term Incentive Plan;

1.
To authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-8, within one year from the date of the meeting, with the exact ratio to be determined by the Board of Directors;

2.
To approve an amendment to the Company’s Certificate of Incorporation to provide that stockholders may remove any director, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock then entitled to vote at an election of directors;

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	An advisory vote on the Company’s executive compensation.
.
The results of such votes were as follows:

1.    The following votes were cast in the election of six nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Charles T. Goodson	22,375,634	1,982,200	26,371,296
William W. Rucks, IV	22,355,815	2,002,019	26,371,296
E. Wayne Nordberg	22,417,944	1,939,890	26,371,296
Michael L. Finch	22,422,995	1,934,839	26,371,296
W. J. Gordon, III	22,418,821	1,939,013	26,371,296
Charles F. Mitchell, II, M.D.	22,419,398	1,938,436	26,371,296

2.    The following votes were cast in the adoption of the 2016 Long Term Incentive Plan:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
22,737,312	1,533,126	87,396	26,371,296

3.    The following votes were cast in the authorization of the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-8, within one year from the date of the meeting, with the exact ratio to be determined by the Board of Directors:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
49,216,621	1,412,229	100,280	0

4.    The following votes were cast in the amendment to the Company’s Certificate of Incorporation to provide that stockholders may remove any director, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock then entitled to vote at an election of directors:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
50,234,069	443,881	51,180	0

5.    The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
50,254,829	440,543	33,758	0

6.    The following advisory (non-binding) votes were cast to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the 2016 Proxy Statement:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
22,934,341	1,330,021	93,472	26,371,296

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number        Description of Exhibit

3.1	Certificate of Amendment to Certificate of Incorporation dated May 18, 2016.

3.2	Certificate of Amendment to Certificate of Incorporation dated May 18, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer